EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

United Health Products, Inc.

520 Fellowship Road, Suite #D-406

Mt. Laurel, NJ 08054

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2024, relating to the financial statements of United Health Products, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

July 22, 2024